UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

Amendment No. 5

On May 15, 2009, the Company entered into Amendment No. 5 (the “May Amendment”) to its Fourth Amended and Restated Credit Agreement, as amended (the “Revolving Facility”) which provides for, among other things, (1) the elimination of the provision providing that it will be an event of default if the Company fails to have executed and delivered on or before May 15, 2009 at least one of the following (a) a commitment letter from a lender or group of lenders reasonably satisfactory to the lenders providing for the provision by such lender or group of lenders of a credit facility in an amount sufficient to repay all of the Company’s obligations under the Revolving Facility on or before June 30, 2009, (b) a merger agreement or similar agreement involving the Company as part of a transaction that results in the repayment of the Company’s obligations under the Revolving Facility on or before June 30, 2009, and (c) a purchase and sale agreement with a buyer or group of buyers reasonably acceptable to the Lenders providing for a sale transaction by the Company that results in the repayment of all of the Company’s obligations under the Revolving Facility on or before June 30, 2009 and (2) the elimination of certain reporting requirements relating to certificates to be provided by the Company’s auditors and responsible officers.

The foregoing description of the May Amendment does not purport to be complete and is qualified in its entirety by reference to the May Amendment, which is filed as Exhibit 4.1 hereto and is incorporated into this Current Report on Form 8-K by reference. The May Amendment provides further information regarding the terms of the May Amendment.

Item 9.01.      Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

4.1	Amendment No. 5, executed May 15, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: May 15, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 5, executed May 15, 2009, among Edge Petroleum Corporation, the lenders party thereto and Union Bank of California, N.A., as administrative agent for such lenders.